Exhibit 99.1

Press Release

Santander Holdings USA, Inc. Announces

Cash Tender Offer for Any and All of its

4.450% Senior Notes Due 2021

and 3.700% Senior Notes Due 2022

BOSTON, September 25, 2019 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA”) today announced the commencement of two separate cash tender offers (each, a “Cash Offer”) for any and all of its outstanding 4.450% Senior Notes Due 2021 and 3.700% Senior Notes Due 2022 (the “Old Notes”) at the purchase price indicated below:

Security	CUSIP	Outstanding Principal Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Hypothetical Purchase Price(2)

4.450% Notes due 2021	80282KAU0	$1,000,000,000	1.500% due August 31, 2021	PX1	60.0 bps	$1,045.00
3.700% Notes due 2022	80282KAT3, 80282KAK2, U8029KAA0	$1,440,000,000	1.500% due September 15, 2022	PX1	80.0 bps	$1,031.43

(1) The page on Bloomberg from which the Dealer Managers will quote the bid-side prices of the Reference U.S. Treasury Security specified in the table above.

(2) Per $1,000 principal amount of each series of Old Notes accepted for purchase calculated on the basis of pricing for the Reference U.S. Treasury Security as of 2:00 p.m., New York City time, on September 24, 2019 and a Payment Date (as defined below) on October 4, 2019. The calculation of the Hypothetical Purchase Price was performed using the present value at the applicable price determination time as if the principal amount had been due on the par call date. The actual Purchase Price (as defined below) payable pursuant to the Cash Offers will be calculated and determined as set forth in the Offer to Purchase.

Only a holder who is not (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)); or (2) a person located outside the United States who is (i) not a “U.S. person” (as defined in Rule 902 under the Securities Act), (ii) not acting for the account or benefit of a U.S. person and (iii) a “Non-U.S. qualified offeree” (as defined in the Offer to Purchase) is authorized to participate in the Cash Offers. The maximum aggregate amount of cash that the Company will use to purchase all validly tendered Old Notes in the Cash Offers is $200,000,000, unless waived by it as provided in the Offer to Purchase. Subject to applicable law, SHUSA may, at its sole discretion, waive any condition applicable to the Cash Offers and may extend the Cash Offers. Under certain conditions and as more fully described in the Offer to Purchase, SHUSA may terminate the Cash Offers before the Cash Offer Expiration Time. SHUSA will terminate the Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes.

Concurrently with the Cash Offers, SHUSA also announced today the commencement of a transaction to exchange such two series of notes pursuant to private exchange offers (each, an “Exchange Offer”) open to certain investors. The Cash Offers are being made pursuant to an Offer to Purchase and a Notice of Guaranteed Delivery, each dated today, which contain detailed information concerning the terms of the Cash Offers. The Cash Offers will expire at 5:00 p.m., New York City time, on October 1, 2019 unless extended or earlier terminated by SHUSA (the “Cash Offer Expiration Time”).

Tenders of Old Notes pursuant to the Cash Offers may be validly withdrawn at any time before the earlier of (i) the Cash Offer Expiration Time and (ii) if the Cash Offers are extended, the 10th business day after commencement of the Cash Offers. Old Notes tendered pursuant to the Cash Offers may also be validly withdrawn at any time after the 60th business day after commencement of the Cash Offers if for any reason the Cash Offers have not been consummated within 60 business days after commencement.

The “Purchase Price” for each $1,000 principal amount of Old Notes validly tendered and accepted for purchase pursuant to a Cash Offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for the Old Notes (the “Fixed Spread”) specified in the table above plus the yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above at 2:00 p.m., New York City time, on October 1, 2019, unless extended or earlier terminated.

Payment for any Old Notes that are validly tendered and not validly withdrawn and accepted for purchase will be made promptly following the Cash Offer Expiration Time (such date, the “Cash Offer Payment Date”). We expect the Cash Offer Payment Date to occur on October 4, 2019 with respect to Old Notes accepted for purchase on or about the Cash Offer Expiration Time. We expect the payment for Old Notes delivered under the guaranteed delivery procedures to occur on October 4, 2019. Old Notes purchased pursuant to the Cash Offers will be cancelled.

SHUSA is making the Cash Offers in order to retire all or a portion of the Old Notes prior to their maturity. SHUSA intends to fund purchases of Old Notes pursuant to the Cash Offers from cash on hand.

The Cash Offers are conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase, including the timely satisfaction or waiver of all conditions precedent to the completion of the corresponding Exchange Offers. The Cash Offers are not conditioned upon the tender of any minimum principal amount of Old Notes.

SHUSA has appointed Barclays Capital Inc., Citigroup Global Markets Inc. and Santander Investment Securities Inc. to act as dealer managers for the Cash Offers, and has retained D.F. King & Co., Inc. to serve as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at +1 212 269-5550 (banks and brokers) or +1 800 814-2879. Questions regarding the Cash Offers may be directed to Barclays Capital Inc. at +1 800 438-3242 or collect at +1 212 528-7581; to Citigroup Global Markets Inc. at +1 800 558-3745 or collect at +1 212 723-6106; or to Santander Investment Securities Inc. at +1 855 404-3636 or collect at +1 212-940-1442.

Copies of the Offer to Purchase and related Notice of Guaranteed Delivery are available at the following web address: www.dfking.com/santander.

Neither the Offer to Purchase, the Notice of Guaranteed Delivery nor any related documents have been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or the Notice of Guaranteed Delivery or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This announcement is not an offer to purchase or a solicitation of an offer to purchase. The Cash Offers are being made solely by SHUSA pursuant to the Offer to Purchase and the Notice of Guaranteed Delivery. The Cash Offers are not being made to, nor will SHUSA accept tenders of Old Notes from, holders in any jurisdiction in which the Cash Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), with more than 144 million customers in the U.S., Europe and Latin America. SHUSA is the parent company of six financial companies with approximately 17,000 employees, 5.2 million customers and assets of over $154.6 billion. These include Santander Bank, N.A.; Santander Consumer USA Holdings Inc. (NYSE: SC); Banco Santander International of Miami; Banco Santander Puerto Rico; Santander Securities LLC of Boston; and Santander Investment Securities Inc. of New York; and several other subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, SHUSA’s statements regarding the Cash Offers and the Exchange Offers. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K SHUSA files with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in SHUSA’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for SHUSA to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by SHUSA or any other person that SHUSA’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on SHUSA’s forward-looking statements, and SHUSA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase and related Notice of Guaranteed Delivery. This announcement and the Offer to Purchase and related Notice of Guaranteed Delivery (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Cash Offers. If any holder of Old Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Cash Offers. None of SHUSA, the dealer managers, the tender and information agent, any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Old Notes should participate in the Cash Offers.

###

FINANCIAL CONTACT:

Andrew Withers

617.757.3524

awithers@santander.us

MEDIA CONTACTS:

Laurie Kight

617.757.5891

laurie.kight@santander.us

Nancy Orlando

617.757.5765

nancy.orlando@santander.us